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                                  EXHIBIT 21.01

                                  SUBSIDIARIES

     Concord Communications Securities Corporation
     600 Nickerson Road
     Marlboro, MA  01752
     State of incorporation: Massachusetts

     Empire Technologies, Inc.
     2675 Paces Ferry Road, Suite 150
     Atlanta, GA  30339
     State of incorporation: Georgia

     Concord Communications International, Inc.
     600 Nickerson Road
     Marlboro, MA 01752
     State of incorporation: Delaware

     CCA Holdings, Inc.
     600 Nickerson Road
     Marlboro, MA 01752
     State of incorporation: Delaware

     FirstSense Software, Inc.
     600 Nickerson Road
     Marlboro, MA 01752
     State of incorporation: Delaware